                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                            FINANCIAL INTRANET, INC.

                               TECHNEST.COM, INC.

                                       and

                     THE STOCKHOLDERS OF TECHNEST.COM, INC.









                                 March 21, 2001


                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of March 21, 2001 (the "Agreement Date"), is by and among Financial Intranet,
Inc., a Nevada corporation (the "Company"), Technest.com, Inc., a Delaware corporation ("Technest"), and severally, by the holders of all of the capital stock of Technest (each, a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS

         WHEREAS, the Company desires to acquire all of the outstanding shares of stock of Technest from the Stockholders in an exchange, as defined in Section
92A.050 of Nevada Revised Statues, for a number of shares (the "Exchange
Shares") of unissued common stock of the Company, $0.001 par value per share
("Common Stock") which, on the Second Closing Date (defined in Section 1.1) and after giving effect to its issuance, will equal ninety percent (90%) of the total number of shares of Common Stock determined on a fully-diluted basis, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Stockholders wish to exchange all of the outstanding stock of Technest for the Exchange Shares, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the respective Boards of Directors of each of the Company and Technest have approved this Agreement and the Exchange upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the parties, by executing this Agreement, intend to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue
Code of 1986, as amended (the "Code"), and to cause the Exchange (defined in Section 1.2) to qualify as a reorganization under the provisions of Section
368(a) of the Code;

         WHEREAS, the Company does not have a sufficient number of shares of Common Stock authorized and available for issuance to complete the Exchange;
however, (i) the Company currently has 350,000,000 shares of authorized, unissued and unreserved Common Stock available for the Exchange and upon the effectiveness of the 1-for-35 reverse split of its authorized and issued and outstanding shares of Common Stock in accordance with the provisions of paragraph 1 of Section 78.207 of Chapter 78 of the Nevada Revised Statutes
("Nevada General Corporation Law"), which the Board of Directors of the Company has unanimously approved, the Company will have 10,000,000 shares of authorized, unissued and unreserved Common Stock available for the Exchange (the "Initial
Exchange Shares"), and (ii) promptly upon the issuance of the Initial Exchange
Shares, the Company is willing to use its best efforts to cause its stockholders to approve an increase in the number of its authorized shares of Common Stock so that it will have an adequate number of such shares available to issue to the Stockholders to complete the Exchange (such shares made available for issuance in order to complete the Exchange are hereinafter referred to as "the Subsequent
Exchange Shares");

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                               TABLE OF CONTENTS

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ARTICLE I.            CLOSING; THE EXCHANGE; THE EXCHANGE PROCEDURES........................................2

         1.1      Closing...................................................................................2

         1.2      The Exchange and the Exchange Procedures..................................................2

ARTICLE II.           EXCHANGE OF CERTIFICATES..............................................................2

         2.1      Exchange Shares Certificates..............................................................2

         2.2      Transfers.................................................................................3

         2.3      Fractional Shares.........................................................................3

         2.4      Lost, Stolen or Destroyed Certificates....................................................3

ARTICLE III.          REPRESENTATIONS AND WARRANTIES OF TECHNEST............................................3

         3.1      Organization, Good Standing and Qualification, Subsidiaries...............................3

         3.2      Capital Structure.........................................................................4

         3.3      Corporate Authority and Approval..........................................................5

         3.4      Government Filings; No Violations.........................................................5

         3.5      Financial Statements......................................................................6

         3.6      Absence of Certain Changes................................................................6

         3.7      Litigation and Liabilities................................................................7

         3.8      Employee Benefits.........................................................................7

         3.9      Compliance with Laws......................................................................9

         3.10     Environmental Matters.....................................................................9

         3.11     Accounting and Tax Matters...............................................................10

         3.12     Taxes....................................................................................10

         3.13     Labor Matters............................................................................11

         3.14     Brokers and Finders......................................................................11

         3.15     Takeover Statutes; Charter and Bylaw Provisions..........................................11

         3.16     Tangible Personal Property...............................................................11

         3.17     Accounts Receivable......................................................................12

         3.18     Trademarks, Tradenames, etc..............................................................12

         3.19     Patents, etc.............................................................................12

         3.20     Trade Secrets............................................................................12
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                               TABLE OF CONTENTS
                                  (continued)

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         3.21     Use of Name..............................................................................13

         3.22     Employment Contracts.....................................................................13

         3.23     Insurance................................................................................13

         3.24     Other Agreements.........................................................................13

         3.25     Material Interests.......................................................................14

         3.26     Agreements with Stockholders.............................................................14

         3.27     Banks....................................................................................14

         3.28     Assets...................................................................................14

         3.29     Title to Property........................................................................14

         3.30     Wrigley and Significant Investees........................................................14

ARTICLE IV.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................15

         4.1      Organization, Good Standing and Qualification............................................15

         4.2      Capital Structure........................................................................15

         4.3      Corporate Authority and Approval.........................................................15

         4.4      Government Filings; No Violations........................................................16

         4.5      Reports; Financial Statements............................................................17

         4.6      Absence of Certain Changes...............................................................17

         4.7      Litigation and Liabilities...............................................................18

         4.8      Employee Benefits........................................................................18

         4.9      Compliance with Laws.....................................................................20

         4.10     Environmental Matters....................................................................20

         4.11     Accounting and Tax Matters...............................................................21

         4.12     Taxes....................................................................................21

         4.13     Labor Matters............................................................................21

         4.14     Brokers and Finders......................................................................21

         4.15     Takeover Statutes; Charter and Bylaw Provisions..........................................22

         4.16     Tangible Personal Property...............................................................22

         4.17     Accounts Receivable......................................................................22

         4.18     Trademarks, Tradenames, etc..............................................................22

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                               TABLE OF CONTENTS
                                  (continued)

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         4.19     Patents, etc.............................................................................23

         4.20     Trade Secrets............................................................................23

         4.21     Use of Name..............................................................................23

         4.22     Employment Contracts.....................................................................23

         4.23     Insurance................................................................................24

         4.24     Other Agreements.........................................................................24

         4.25     Material Interests.......................................................................24

         4.26     Agreements with Shareholders.............................................................25

         4.27     Banks....................................................................................25

         4.28     Title to Property........................................................................25

ARTICLE V.            REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS...................................25

         5.1      Owner of the Shares......................................................................25

         5.2      Accredited Investor......................................................................25

         5.3      Review of SEC Filings....................................................................25

         5.4      Opportunity for Investigation............................................................26

         5.5      Restricted Securities....................................................................26

         5.6      Stockholder's Intent.....................................................................26

         5.7      Enforceability...........................................................................26

         5.8      Not an "Interested Stockholder"..........................................................26

         5.9      Certificates.............................................................................26

ARTICLE VI.           COVENANTS............................................................................27

         6.1      Interim Operations.......................................................................27

         6.2      Acquisition Proposals....................................................................28

         6.3      Post-Closing Matters.....................................................................30

         6.4      Access; Consultation.....................................................................30

         6.5      Other Actions; Notification..............................................................31

         6.6      Publicity................................................................................32

         6.7      Benefits.................................................................................32

         6.8      Expenses.................................................................................32

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                               TABLE OF CONTENTS
                                  (continued)

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         6.9      Indemnification of Officers and Directors................................................33

         6.10     Post-Exchange Indemnification............................................................33

         6.11     Conversion of Technest Preferred Shares..................................................33

         6.12     Increase of Authorized Shares; Reverse Split.............................................33

         6.13     Delivery of Exhibits and Schedules.......................................................33

ARTICLE VII.          CONDITIONS...........................................................................33

         7.1      Conditions to Each Party's Obligation to Effect the Exchange.............................33

         7.2      Condition to Obligations of Company......................................................34

         7.3      Conditions to Obligation of Technest.....................................................35

         7.4      Conditions to the Obligations of the Stockholders........................................36

ARTICLE VIII.         TERMINATION..........................................................................37

         8.1      Termination by Mutual Consent............................................................37

         8.2      Termination by Either Company or Technest................................................37

         8.3      Termination by the Company...............................................................37

         8.4      Termination by Technest..................................................................38

         8.5      Effect of Termination and Abandonment....................................................38

ARTICLE IX.           INDEMNIFICATION AND SURVIVAL.........................................................38

         9.1      Survival; Right to Indemnification Not Affected by Knowledge.............................38

         9.2      Indemnification and Payment of Damages by the Company....................................39

         9.3      Pledge of Collateral for Indemnity.......................................................39

         9.4      Indemnification and Payment of Damages by Technest.......................................40

         9.5      Procedure for Indemnification - Third Party Claims.......................................40

         9.6      Procedure for Indemnification - Other Claims.............................................41

ARTICLE X.            MISCELLANEOUS AND GENERAL............................................................41

         10.1     Modification or Amendment................................................................41

         10.2     Waiver...................................................................................41

         10.3     Counterparts.............................................................................42

         10.4     Governing Law and Venue; Waiver of Jury Trial............................................42

         10.5     Notices..................................................................................42

         10.6     Entire Agreement.........................................................................43
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                               TABLE OF CONTENTS
                                  (continued)

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         10.7     No Third Party Beneficiaries.............................................................43

         10.8     Obligations of the Company...............................................................44

         10.9     Severability.............................................................................44

         10.10    Interpretation...........................................................................44

         10.11    Assignment...............................................................................44

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         WHEREAS, the Company, Technest and the Stockholders desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

         WHEREAS, upon the First Closing (defined in Section 1.1), Technest will be a wholly-owned subsidiary of the Company and both Technest and the Company will be subject to the Investment Company Act of 1940.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I.

                 Closing; The Exchange; The Exchange Procedures

         1.1 Closing. The closing of the Exchange and the other transactions contemplated hereby shall be made in two closings at such place as the parties may mutually agree. The first closing of the Exchange (the "First Closing") shall take place upon the issuance of the Initial Exchange Shares (the "First Closing Date") and the second closing (the "Second Closing") shall take place upon the issuance of the Subsequent Exchange Shares and the fulfillment by each party of their respective obligations hereunder (the "Second Closing Date").

         1.2      The Exchange and the Exchange Procedures. At the First
Closing: (i) each Stockholder shall assign, transfer and deliver to the Company each share of Technest common stock, par value $0.0001 per share (each a "Technest Share" and collectively the "Technest Shares") owned by that Stockholder, in exchange for that Stockholder's pro rata number of Exchange Shares and, simultaneously, (ii) the Company shall issue and deliver to each Stockholder, in exchange for the Technest Shares delivered by that Stockholder, that Stockholder's pro rata number of Initial Exchange Shares. Promptly upon the issuance of the Initial Exchange Shares, the Company shall use its best efforts to cause its stockholders to authorize an increase in its authorized shares of Common Stock to 500,000,000 shares of which 23,450,000 shall be the Subsequent Exchange Shares and, upon such increase in its authorized shares of Common Stock, the Company shall at the Second Closing issue and deliver to each Stockholder, in exchange for the Technest Shares already delivered by that Stockholder in the First Closing, that Stockholder's pro rata number of the Subsequent Exchange Shares. This exchange during the First and Second Closing of Exchange Shares for all of the issued and outstanding Technest Shares is referred to in this Agreement as the "Exchange."

                                  ARTICLE II.

                            Exchange of Certificates

         2.1 Exchange Shares Certificates. At the First Closing, the Stockholders will deliver certificates for all of the issued and outstanding Technest Shares to the Company, duly endorsed for transfer, and the Company shall deliver to the Stockholders, certificates for the Initial Exchange Shares, duly registered in the name of each Stockholder or that Stockholder's nominee, as the Stockholder shall specify by written instructions to the Company. At the Second Closing, the Company shall deliver to the Stockholders certificates for the Subsequent Exchange Shares, duly registered in the name of each Stockholder or that Stockholder's nominee, as the Stockholder shall specify by written instructions to the Company.

         2.2 Transfers. After the First Closing Date, there shall be no transfers, other than to the Company as contemplated therein, on the stock transfer books of Technest of Technest Shares that were outstanding immediately prior to the First Closing Date.

         2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Exchange Shares will be issued to any holder of Technest Shares. Any holder of Technest Shares entitled to receive a fractional share of an Exchange Share but for this Section 2.3 shall have the total number of Exchange Shares they are to receive in the Exchange rounded to the nearest whole number of shares.

         2.4 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by Company as indemnity against any claim that may be made against it with respect to such Certificate, the Company will issue the Exchange Shares, stock, cash, dividends and other distributions in respect thereof issuable or payable in exchange for such lost, stolen or destroyed Certificate pursuant to Section 1.2 in each case, without interest.

         For the purposes of this Agreement, the term "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 3.4) or other entity of any kind or nature.

                                  ARTICLE III.

                   Representations and Warranties of Technest

         Technest hereby represents and warrants to Company that:

         3.1 Organization, Good Standing and Qualification, Subsidiaries. Each of Technest and Wrigley Finance Company ("Wrigley") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect (as defined below) on it. Technest has made available to the Company a complete and correct copy of its and Wrigley's certificate of incorporation and bylaws, each as amended to date. Such certificates of incorporation and bylaws are in full force and effect. Technest has one Subsidiary, Wrigley, 90% of the outstanding shares of capital stock of which are owned by Technest, and which has not yet commenced operations. Each of Technest's Significant Investees (defined below) is duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted, and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect on it.

         The term "Subsidiary" means any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having, by their terms, ordinary voting power to elect at least a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned by such party.

         The term "Significant Investees" means, collectively, the Subsidiaries and any entity in which Technest has either an equity interest of 20% or more or a cash investment of $1,500,000 or more.

         The term "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, assets and liabilities (taken together) or business of such Person and its Subsidiaries, taken as a whole; provided, however, that Material Adverse Effect shall exclude any effect resulting from or related to changes or developments involving (1) a prospective change arising out of any proposed or adopted legislation, or any other proposal or enactment by any governmental, regulatory or administrative authority, (2) general conditions applicable to the economy of the United States, including changes in interest rates, (3) conditions or effects resulting from the announcement of the existence or terms of this Agreement or (4) conditions affecting the technology industry, in each case taken as a whole.

         3.2 Capital Structure. The authorized capital stock of Technest consists of 500,000,000 Technest Shares, of which 70,850,000 Technest Shares were issued and outstanding and no Technest Shares were held in treasury as of the close of business on the Agreement Date; and 50,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Technest Preferred Shares"), of which 14,875,000 Technest Preferred Shares were outstanding as of the close of business on the Agreement Date. Before the First Closing Date, all of the outstanding Technest Preferred Shares will be converted into Technest Shares. All of the outstanding Technest Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than (i) Technest Shares subject to issuance as set forth below and (ii) as set forth on Schedule 3.2, Technest has no Technest Shares, Technest Preferred Shares or other shares of capital stock reserved for or otherwise subject to issuance, as of the Agreement Date. Each of the outstanding shares of capital stock of each of Wrigley and the Significant Investees identified on Schedule 3.2 as being owned by Technest is duly authorized, validly issued, fully paid and nonassessable and owned by Technest, free and clear of only lien, pledge, security interest, claim or other encumbrance.

Except as set forth on Schedule 3.2, as of the Agreement Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of Technest or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Technest, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as set forth on Schedule 3.2, as of the Agreement Date, Technest does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of Technest on any matter. On the First Closing Date, the Technest Shares then issued and outstanding will constitute all of Technest's issued and outstanding capital stock as contemplated in the definition of "Exchange" set forth in Section 92A.050 of Nevada Revised Statues.

         3.3 Corporate Authority and Approval. Technest has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Technest and is a valid and binding agreement of Technest enforceable against Technest in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The Board of Directors of Technest has unanimously approved this Agreement and the other transactions contemplated by this Agreement.

         3.4      Government Filings; No Violations.

                  (a) No notices, reports or other filings are required to be made by Technest with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Technest from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by Technest and the consummation by Technest of the transactions contemplated by this Agreement, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Technest or prevent, materially delay or materially impair the ability of Technest to consummate the transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by Technest do not, and the consummation by Technest of the other transactions contemplated by this Agreement will not, constitute or result in
(A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Technest, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Technest (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon it or any Law (as defined in Section 3.9) or governmental or non-governmental permit or license to which it is subject or (C) any change in the rights or obligations of any party under any Contracts to which Technest is a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Technest or prevent, materially delay or materially impair the ability of Technest to consummate the transactions contemplated by this Agreement. Schedule 3.4(b) sets forth a correct and complete list of Contracts of Technest pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Technest or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

         3.5 Financial Statements. Technest has delivered to the Company the following unaudited financial statements of Technest and its Significant Investees (the "Technest Financial Statements"): (i) a balance sheet as of December 31, 2000 (the "Financial Statements Date"), (ii) a statement of income since March 1, 2000, Technest's date of inception, to the period then ended,
(iii) a change in stockholders' equity since March 1, 2000, to the period then ended and (iv) a statement of cash flows since March 1, 2000, to the period then ended. The Technest Financial Statements fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flow of Technest for as at that date and for the period referred to therein (subject to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. No financial statements of any other Person other than Technest are required by GAAP to be included in the Technest Financial Statements.

         3.6 Absence of Certain Changes. Except as disclosed in the Technest Financial Statements or on Schedule 3.6, since December 31, 2000, Technest, Wrigley and Technest's Significant Investees have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been: (i) any change in the financial condition, liabilities and assets (taken together), prospects, business or results of operations of Technest, Wrigley or the Significant Investees, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by each of them respectively, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of its capital stock, except publicly announced regular quarterly cash dividends on its common stock and dividends in capital stock of any of them or (iv) any change by it in accounting principles, practices or methods, except as required by GAAP. Except as disclosed in the Technest Financial Statements or on Schedule 3.6, since December 31, 2000, there has not been any increase in the salary, wage, bonus, grants, awards, benefits or other compensation payable or that could become payable by the Technest or any of its Significant Investees to their respective directors, officers or key employees or any amendment of any of their respective Compensation and Benefit Plans, other than increases or amendments in the normal and usual course of its business (which

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

may include normal periodic performance reviews and related compensation and benefit increases and the provision of new individual compensation and benefits for promoted or newly hired officers and employees on terms consistent with past practice).

         3.7 Litigation and Liabilities. Except as disclosed on Schedule 3.7, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of its executive officers, threatened against Technest or any of its Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or any successor law, and the rules and regulations issued pursuant thereto (the "Exchange Act")) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 3.10), or any other facts or circumstances, in either such case, of which its executive officers have actual knowledge and that are reasonably likely to result in any claims against or obligations or liabilities of Technest or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Technest or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         3.8      Employee Benefits.

                  (a) Except as disclosed on Schedule 3.8(a), none of Technest nor any ERISA Affiliate (as defined below) maintains, is a party to, participates in or has any liability or contingent liability with respect to any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, consulting, termination, severance, compensation, medical, health or fringe benefit plan, or other plan, program, agreement, policy or arrangement for any agents, consultants, employees, directors, former employees or former directors of Technest and or any ERISA Affiliate which does not constitute an employee benefit plan (which employee benefit plans and other plans, programs, agreements policies and arrangements are collectively referred to as the "Compensation and Benefit Plans"). A true and correct copy of each Compensation and Benefit Plan and, to the extent applicable, copies of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to any Compensation and Benefit Plans and any trust agreements or insurance contracts forming a part of such Compensation and Benefit Plans has been made available by Technest to Company prior to the Agreement Date. In the case of any Compensation and Benefit Plan which is not in written form, Technest has made available to Company an accurate description of such Compensation and Benefit Plan as in effect on the Agreement Date. For purposes of this Agreement, the term "ERISA Affiliate" means any corporation or trade or business which, together with Technest, is a member of a controlled group of Persons or a group of trades or businesses under common control with Technest within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

                  (b) All Compensation and Benefit Plans are in substantial compliance with all requirements of applicable law, including the Code and ERISA, and no event has occurred which will or could cause any such Compensation and Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance. There have been no acts or omissions by Technest or any ERISA Affiliate which have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which Technest or ERISA Affiliate may be liable. Each of the Compensation and Benefit Plans that is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA, other than a multiemployer plan (as defined in Section 3(37) of ERISA (each a "Pension Plan"), and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") which covers all changes in law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired and none of Technest nor any of its ERISA Affiliates is aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of Technest's executive officers, threatened material litigation relating to its Compensation and Benefit Plans (other than routine claims for benefits). Neither Technest nor any of the ERISA Affiliates has engaged in a transaction with respect to any of the Compensation and Benefit Plans that, assuming the taxable period of such transaction expired as of the Agreement Date, would subject it or any of the ERISA Affiliates to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                  (c) As of the Agreement Date, no liability under Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit Guaranty Corporation in the normal course) has been or is expected to be incurred by Technest or any ERISA Affiliate with respect to any Compensation and Benefit Plan. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plans within the 12-month period ending on the Agreement Date or will be required to be filed in connection with the transactions contemplated by this Agreement.

                  (d) All contributions required to be made under the terms of any of the Compensation and Benefit Plans as of the Agreement Date have been timely made or have been reflected on the Technest Financial Statements. None of the Pension Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Technest nor any ERISA Affiliate has provided, or is required to provide, security pursuant to Section 401(a)(29) of the Code, Title IV or ERISA.

                  (e) Under each of the Pension Plans as of the last day of the most recent plan year ended prior to the Agreement Date, the actuarially determined present value of all "benefit liabilities," within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

                  (f) None of Technest nor any ERISA Affiliate have any obligations for post-termination health and life benefits under any of the Compensation and Benefit Plans, except as set forth in the Technest Financial Statements or as required by applicable law.

                  (g) The consummation of the Exchange and the other transactions contemplated by this Agreement will not (x) entitle any employees or directors of Technest or any employees of any of Technest's ERISA Affiliates to severance pay, directly or indirectly, upon termination of employment or otherwise, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

                  (h) None of the Compensation and Benefit Plans is a multiemployer plan and none of Technest or any of the ERISA Affiliates have contributed or been obligated to contribute to a multiemployer plan at any time since March 1, 2000.

         3.9 Compliance with Laws. Except as disclosed on Schedule 3.9, the businesses of Technest have not been, and are not being, conducted in violation of any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law (collectively, "Laws"), except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Technest or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Except as disclosed on Schedule 3.9, no investigation or review by any Governmental Entity with respect to Technest is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. To the actual knowledge of its executive officers, no material change is required in Technest's processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the Agreement Date, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Technest has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, "Permits"), necessary to conduct its business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         3.10 Environmental Matters. Except as disclosed in Schedule 3.10, and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Technest: (i) Technest has complied with all applicable Environmental

Laws; (ii) the properties currently owned or operated by Technest (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Technest were not contaminated with Hazardous Substances during the period of ownership or operation by it; (iv) Technest is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Technest has not been associated with any release or threat of release of any Hazardous Substance; (vi) Technest has not received any notice, demand, letter, claim or request for information alleging that it may be in violation of or liable under any Environmental Law; (vii) Technest is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity and it is not subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Technest that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any of its properties pursuant to any Environmental Law.

         The term "Environmental Law" means any Law relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or notifications to government agencies or the public in connection with any Hazardous Substance.

         The term "Hazardous Substance" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, electromagnetic fields, microwave transmission, radioactive materials or radon.

         3.11 Accounting and Tax Matters. As of the Agreement Date, Technest has not taken or agreed to take any action, and its executive officers do not have any actual knowledge of any fact or circumstance, that would prevent the Exchange and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         3.12 Taxes. Technest has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it at or before the First Closing Date and all such filed Tax Returns are complete and accurate in all material respects. Technest, as of the First Closing Date, (x) will have paid all Taxes that it is required to pay prior to the First Closing Date and (y) will have withheld all federal, state and local income taxes and other Taxes required to be withheld from amounts owing to any employee, creditor or third party, except for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it. As of the Agreement Date, there are not pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the actual knowledge of its executive officers, any unresolved questions, claims or outstanding proposed or assessed deficiencies concerning Technest Tax liability that are reasonably likely to have a Material Adverse Effect on it. Technest does not have any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the Technest Financial Statements, except such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it. Technest has not executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax. No payments to be made to any of Technest's officers and employees, as a result of the consummation of the Exchange, will be subject to the deduction limitations under Section 280G of the Code.

         The term "Tax" (including, with correlative meaning, the terms "Taxes," and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions. The term "Tax Return" includes all federal, state, local and foreign returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         3.13 Labor Matters. Technest is not the subject of any material proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Technest, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

         3.14 Brokers and Finders. Neither Technest nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Exchange or the other transactions contemplated in this Agreement.

         3.15 Takeover Statutes; Charter and Bylaw Provisions. No anti-takeover provision contained in Technest's certificate of incorporation or its bylaws is, or at the First Closing Date will be, applicable to the Exchange or the other transactions contemplated by this Agreement.

         3.16 Tangible Personal Property. Schedule 3.16 is a complete and accurate schedule describing, and specifying the location of, all machinery, equipment, furniture, supplies, tools, drawings and all other tangible personal property and all motor vehicles owned by, in the possession of, or used by Technest in connection with its business. The property listed in Schedule 3.16 constitutes all such tangible personal property used or necessary for the conduct by Technest of its business as now conducted. Except as stated in
Schedule 3.16 or otherwise disclosed in this Agreement, no personal property used by Technest in connection with its business is held under or subject to any lease, security agreement, conditional sales contract or other title retention or security arrangement or is located other than in the possession of a Technest.

         3.17 Accounts Receivable. Schedule 3.17 to this Agreement is a complete and accurate schedule of the accounts receivable of Technest as of February 28, 2001 as reflected in the balance sheet as of that date included in the financial statements, together with an accurate aging of these accounts. These accounts receivable, and all accounts receivable of Technest created after that date, arose from valid sales in the ordinary course of business. These accounts have been collected in full since that date, or are collectible at their full amounts less the reserve for doubtful accounts and trade discounts shown on that balance sheet.

         3.18 Trademarks, Tradenames, etc. Schedule 3.18 to this Agreement is a schedule of all trade names, trademarks, service marks, and copyrights and their registrations, owned by Technest or in which it has any rights or licenses, together with a brief description of each. Technest has not infringed, or is not now infringing on any trade name, trademark, service mark or copyright belonging to any other person, firm, or corporation. Except as set forth in
Schedule 3.18, Technest is not a party to any license, agreement, or arrangement, whether as licensor, licensee or otherwise, with respect to any trademarks, service marks, trade names or applications for them, or any copyrights. Technest owns, or holds adequate licenses or other rights to use, all trademarks, service marks, trade names and copyrights necessary for the business as now conducted by it (including without limitation those listed in Schedule 3.18), and their use in such business does not, and will not, conflict with, infringe on, or otherwise violate any rights of others.

         3.19 Patents, etc. Schedule 3.19 to this Agreement is a complete schedule of all patents, inventions, industrial models, processes, designs and applications for patents owned by Technest or in which it has any rights, licenses, or immunities. The patents and applications for patents listed in
Schedule 3.19 are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions falling due within 90 days after the First Closing Date. Except as set forth in Schedule 3.19, there have not been any interference actions or other judicial, arbitration, or other adversary proceedings concerning the patents or applications for patents listed in
Schedule 3.19. Each patent application is awaiting action by its respective patent office except as otherwise indicated in Schedule 3.19. The manufacture, use, or sale of the inventions, models, designs, and systems covered by the patents and applications for patents listed in Schedule 3.19 do not violate or infringe on any patent or any proprietary or personal right of any person, firm, or corporation; and Technest has not infringed, and is not now infringing on any patent or other right belonging to any person, firm, or corporation. Except as set forth in Schedule 3.19, Technest is not a party to any license, agreement, or arrangement, whether as licensee, licensor or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret or formula. Technest has the right and authority to use the inventions, trade secrets, processes, models, designs, and formulas listed on Schedule 3.19 and their use in such business does not, and will not, conflict with, infringe on, or violate any patent or other rights of others.

         3.20 Trade Secrets. Technest is the sole owner of each of its trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, except as specifically stated in Schedule 3.20. Technest has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets; any of its employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed these secrets, or who have knowledge of or access to information relating to them, have been put on notice and if appropriate, have entered into agreements that these secrets are proprietary to Technest and not to be divulged or misused.

         The trade secrets of Technest have not been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Technest, Wrigley or a Significant Investee.

         3.21 Use of Name. Technest has not granted or will not grant to any other person, firm, corporation, entity or business other than a Subsidiary the right to use the words "Technest.com, Inc.", Technest, Inc. or "Technest" as a trademark, trade name, corporate or firm name. The Stockholders do not individually own any rights in any of those words as used as a trademark or in a trade name, as distinguished from their personal names.

         3.22 Employment Contracts. Except as set forth on Schedule 3.22, Technest has no employment contracts (the "Employment Contracts") or collective bargaining agreements or pension, bonus, profit-sharing, stock option or other agreements or arrangements providing for employee remuneration or benefits to which Technest is bound; all these contracts and arrangements are in full force and effect and, to the best of their knowledge and belief, except as disclosed on Schedule 3.22 comply in all respects with all applicable laws and regulations including the Employee Retirement Income Security Act of 1974 ("ERISA") and
Section 401 or other applicable provisions of the Internal Revenue Code, and neither Technest, Wrigley, or any Significant Investee, nor any other party is in default under them. There have been no claims of defaults and there are no facts or conditions which, if continued or on notice, will result in a default under these contracts or arrangements. There is no pending or, to the best knowledge of Technest, threatened labor dispute, strike or work stoppage affecting the business of Technest or any Significant Investee.

         3.23 Insurance. Technest has maintained and now maintains (i) insurance on all assets and business of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (ii) adequate insurance protection against all liabilities, claims and risks. Schedule 3.23 to this Agreement is a complete list accurately describing all insurance policies held by Technest concerning its businesses and properties and the lives of any officer or director of Technest. All these policies are in the respective principal amounts set forth in Schedule 3.23.

         3.24 Other Agreements. Technest is not a party to, nor is its property bound by, any representative or agency agreement, any requirements agreement, any agreement not entered into in the ordinary course of business, any indenture, mortgage, deed of trust, lease, or any agreement that is unusual in nature, duration, or amount (including, without limitation, any agreement requiring the performance by it of any obligation for a period of time extending beyond one year from the First Closing Date or calling for consideration of more than $100,000) or any agreement that is in the ordinary course of business, any portion of which is executory on the date hereof, and that calls for an aggregate consideration of more than $100,000, except the agreements listed in
Schedule 3.24 or in any other exhibit hereto and copies of which have been furnished or made available to the Company (collectively, the "Technest Agreements") and except for purchase orders and sales orders entered into in the ordinary course of the business of Technest that are for purchases or sales amounting to $100,000 or less. Each of the Technest Agreements is in full force and effect and constitutes a binding obligation of Technest and each of the other parties thereto, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. There is no default or event that with notice or lapse of time, or both, would constitute a default by any party to any of these agreements. Technest has not received notice or has no reason to believe that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Technest is not a party to, nor its property is not bound by, any agreement that is materially adverse to the business, properties or financial condition of Technest.

         3.25 Material Interests. Except as set forth on Schedule 3.25, no Stockholder owning more than 1% of the issued and outstanding Technest Shares or Technest Preferred Shares, and neither any officer or director or any employee of Technest, Wrigley or any Significant Investee, nor any spouse or child of any of them or any trust or corporation in which any of them has a beneficial interest, has any direct or indirect interest in any competitor, supplier or customer of Technest, Wrigley or any Significant Investee or in any person from whom or to whom Technest, Wrigley or any Significant Investee leases any real or personal property, or in any other person with whom Technest, Wrigley or any Significant Investee is doing business.

         3.26 Agreements with Stockholders. There are no material agreements, promissory notes, indentures, mortgages, deeds of trust, leases or other obligations or contracts between Technest and one or more Stockholders except the agreements listed in Schedule 3.26 or in any other exhibit hereto and copies of which have been furnished to the Company.

         3.27 Banks. Schedule 3.27 is a complete and accurate list of names and addresses of all banks or other financial institutions in which Technest has an account, deposit or safe-deposit box, with the names of all persons authorized to draw on these accounts or deposits or to have access to these boxes.

         3.28 No Interested Stockholders. None of the Stockholders is an "interested stockholder," as the term "interested stockholder" is defined in
Section 78.423 of the Nevada General Corporation Law.

         3.29 Title to Property. Each of Technest and the Significant Investees has good and merchantable title to its assets, tangible and intangible, real and personal, subject only to such encumbrances that are disclosed on the schedules to this Agreement, and the same constitute all the assets and interests in assets that are used or useful in its business.

         3.30 Wrigley and Significant Investees. To Technest's knowledge, the representations set forth in sections 3.1, 3.4, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.20, and 3.23 are true and correct in all respects as if made by Wrigley and each Significant Investee with respect to their respective assets, businesses and operations.

                                  ARTICLE IV.

                  Representations and Warranties of the Company

         The Company hereby represents and warrants to Technest and each Stockholder that:

         4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect on it. The Company has made available to Technest and each Stockholder a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date. Such certificates of incorporation and bylaws are in full force and effect. All of the Subsidiaries of Company, as of the Agreement Date, are disclosed on Schedule 4.1. As of the First Closing Date, the Subsidiaries of Company shall be as disclosed on Schedule 4.1.

         4.2 Capital Structure. The authorized capital stock of Company consists of 500,000,000 shares of Common Stock, par value $.001 per share (the "Company Shares"), of which 85,163,416 shares were issued and outstanding and no shares were held in treasury as of the close of business on the Agreement Date. All of the outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. Except as disclosed on Schedule 4.2, as of the Agreement Date, the Company has no Company Shares reserved for or subject to issuance. Each of the outstanding shares of capital stock of each of Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Company or a direct or indirect wholly-owned subsidiary of Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above or as disclosed on Schedule 4.2, as of the Agreement Date there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Except as disclosed on Schedule 4.2, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. No Company Shares are held by a Subsidiary of the Company.

         4.3 Corporate Authority and Approval. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. The Company's execution, delivery and performance of this Agreement, including, without limitation, the Company's issuance and delivery of the Exchange Shares in the Exchange, do not require the approval of the holders of Company Shares or Company Preferred Shares. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Board of Directors of the Company has unanimously approved (i) this Agreement, (ii) the 1-for-35 reverse split of the Company's authorized and issued and outstanding shares, in accordance with Nevada General Corporation Law Section 78.207 and
(iii) the amendment to the Company's Restated Articles of Incorporation increasing the number of authorized shares of Common Stock to permit the Company to issue the Subsequent Exchange Shares, and has recommended the same for approval by the Company's stockholders. The Exchange Shares, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         4.4      Government Filings; No Violations.

                  (a) Except for filings under the Exchange Act, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Entity, in connection with the execution and delivery of this Agreement by it and the other transactions contemplated by this Agreement, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by it of the Exchange and the other transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or bylaws or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon it or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contracts to which it or its Subsidiaries are a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Schedule 4.4(b) sets forth a correct and complete list of Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

         4.5 Reports; Financial Statements. The Company is a reporting company under the Exchange Act and the Company Shares are registered under
Section 12(g) of the Exchange Act. The Company has made available to Technest, through electronic filings on EDGAR, each registration statement, report, proxy statement or information statement prepared by it since December 31, 1998, including its Annual Report on Form 10-KSB for the years ended December 31, 1998 and December 31, 1999 and its Quarterly Reports on Form 10-QSB for the quarters ended since December 31, 1999, in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such registration statements, reports, proxy statements or information statements filed subsequent to the Agreement Date, its "Reports"). Since December 31, 1998, the Company has made all filings required to be made by the Securities Act of 1933, or any successor law, and the rules and regulations issued pursuant thereto (the "Securities Act"), and the Exchange Act. As of their respective dates, the Reports complied as to form with all applicable requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements and any supporting schedules of the Company and its Subsidiaries included or incorporated by reference in the Reports present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. To the knowledge of the Company, except as disclosed on Schedule 4.5, as of the Agreement Date, no Person or group beneficially owns 5% or more of the outstanding voting securities of the Company. As used in this Section 4.5, the terms "beneficially owns" and "group" shall have the meanings ascribed to such terms under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

         4.6 Absence of Certain Changes. Except as disclosed in its Reports filed prior to the Agreement Date or on Schedule 4.6, since December 31, 2000, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been: (i) any change in the financial condition, liabilities and assets (taken together), prospects, business or results of operations of the Company and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of its capital stock, except publicly announced regular quarterly cash dividends on its common stock and dividends in capital stock of Company; or (iv) any change by it in accounting principles, practices or methods, except as required by GAAP. Except as disclosed in its Reports filed prior to the Agreement Date or on Schedule 4.6, since December 31, 2000, there has not been any increase in the salary, wage, bonus, grants, awards, benefits or other compensation payable or that could become payable by the

Company or any of its Subsidiaries to directors, officers or key employees or any amendment of any of its Compensation and Benefit Plans, other than increases or amendments in the normal and usual course of its business (which may include normal periodic performance reviews and related compensation and benefit increases and the provision of new individual compensation and benefits for promoted or newly hired officers and employees on terms consistent with past practice).

         4.7 Litigation and Liabilities. Except as disclosed in the Company's Reports filed prior to the Agreement Date, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of its executive officers, threatened against the Company or any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances, in either such case, of which its executive officers have actual knowledge and that are reasonably likely to result in any claims against or obligations or liabilities of the Company or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         4.8      Employee Benefits.

                  (a) Except as disclosed on Schedule 4.8(a), none of the Company nor any ERISA Affiliate (as defined below) maintains, is a party to, participates in or has any liability or contingent liability with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA), or any Compensation and Benefit Plan. A true and correct copy of each Compensation and Benefit Plan and, to the extent applicable, copies of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to any Compensation and Benefit Plans and any trust agreements or insurance contracts forming a part of such Compensation and Benefit Plans has been made available by the Company to Technest and the Stockholders prior to the Agreement Date. In the case of any Compensation and Benefit Plan which is not in written form, the Company has made available to Technest and the Stockholders an accurate description of such Compensation and Benefit Plan as in effect on the Agreement Date.

                  (b) All Compensation and Benefit Plans are in substantial compliance with all requirements of applicable law, including the Code and ERISA, and no event has occurred which will or could cause any such Compensation and Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance. There have been no acts or omissions by the Company or any ERISA Affiliate which have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or ERISA Affiliate may be liable. Each of the Compensation and Benefit Plans that is a Pension Plan and that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the IRS which covers all changes in law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired and none of the Company nor any of its ERISA Affiliates is aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company's executive officers, threatened material litigation relating to its Compensation and Benefit Plans (other than routine claims for benefits). Neither the Company nor any of the ERISA Affiliates has engaged in a transaction with respect to any of the Compensation and Benefit Plans that, assuming the taxable period of such transaction expired as of the Agreement Date, would subject it or any of the ERISA Affiliates to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                  (c) As of the Agreement Date, no liability under Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit Guaranty Corporation in the normal course) has been or is expected to be incurred by the Company or any ERISA Affiliate with respect to any Compensation and Benefit Plan. No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plans within the 12-month period ending on the Agreement Date or will be required to be filed in connection with the transactions contemplated by this Agreement.

                  (d) All contributions required to be made under the terms of any of the Compensation and Benefit Plans as of the Agreement Date have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company's Reports filed prior to the Agreement Date. None of the Pension Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any ERISA Affiliate has provided, or is required to provide, security pursuant to Section 401(a)(29) of the Code, Title IV or ERISA.

                  (e) Under each of the Pension Plans as of the last day of the most recent plan year ended prior to the Agreement Date, the actuarially determined present value of all "benefit liabilities," within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

                  (f) None of the Company nor any ERISA Affiliate have any obligations for post-termination health and life benefits under any of the Compensation and Benefit Plans, except as disclosed in the Company's Reports filed prior to the Agreement Date or as required by applicable law.

                  (g) The consummation of the Exchange and the other transactions contemplated by this Agreement will not (x) entitle any employees or directors of the Company or any employees of any of the Company's ERISA Affiliates to severance pay, directly or indirectly, upon termination of employment or otherwise, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

                  (h) None of the Compensation and Benefit Plans is a multiemployer plan and none of the Company or any of the ERISA Affiliates have contributed or been obligated to contribute to a multiemployer plan at any time since December 31, 1997.

         4.9 Compliance with Laws. Except as disclosed in the Company's Reports filed prior to the Agreement Date or on Schedule 4.9, the businesses of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Except as disclosed in the Company's Reports filed prior to the Agreement Date or on Schedule 4.9, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. To the actual knowledge of its executive officers, no material change is required in the Company's, or any of its Subsidiaries', processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the Agreement Date, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries has all Permits necessary to conduct their business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         4.10 Environmental Matters. Except as disclosed in the Company's Reports filed prior to the Agreement Date or on Schedule 4.10, and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company: (i) each of the Company and its Subsidiaries has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any Subsidiary has been associated with any release or threat of release of any Hazardous Substance; (vi) neither the Company nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any of its properties pursuant to any Environmental Law.

         4.11 Accounting and Tax Matters. As of the Agreement Date, neither the Company nor any of its Subsidiaries has taken or agreed to take any action, nor do its executive officers have any actual knowledge of any fact or circumstance, that would prevent the Exchange and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         4.12 Taxes. The Company has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it at or before the First Closing Date and all such filed Tax Returns are complete and accurate in all material respects. The Company, as of the First Closing Date, (x) will have paid all Taxes that it is required to pay prior to the First Closing Date and (y) will have withheld all federal, state and local income taxes and other Taxes required to be withheld from amounts owing to any employee, creditor or third party, except for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it. As of the Agreement Date, there are not pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the actual knowledge of its executive officers, any unresolved questions, claims or outstanding proposed or assessed deficiencies concerning the Company's Tax liability that are reasonably likely to have a Material Adverse Effect on it. The Company does not have any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the Company's Financial Statements, except such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it. The Company has not executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax. No payments to be made to any of the Company's officers and employees, as a result of the consummation of the Exchange, will be subject to the deduction limitations under Section 280G of the Code.

         4.13 Labor Matters. The Company is not the subject of any material proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involved the Company, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

         4.14 Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Exchange or the other transactions contemplated in this Agreement; provided, however, that the Company has agreed to pay Greenfield Capital Partners LLC an advisory fee for its services to the Company in connection with the Exchange, in the amount of $200,000, payable in shares of the Company's common stock, the amount of which shall be determined by dividing $200,000 by the closing price of the Company's common stock on the trading day that the reverse split under the Nevada General Corporation Law Section 78.207 becomes effective.

         4.15 Takeover Statutes; Charter and Bylaw Provisions. No anti-takeover provision contained in the Company's or any Subsidiary's certificate of incorporation or its bylaws is, or at the First Closing Date will be, applicable to the Exchange or the other transactions contemplated by this Agreement.

         4.16 Tangible Personal Property. Schedule 4.16 is a complete and accurate schedule describing, and specifying the location of, all machinery, equipment, furniture, supplies, tools, drawings and all other tangible personal property and all motor vehicles owned by, in the possession of, or used by the Company and all Subsidiaries in connection with its business. The property listed in Schedule 4.16 constitutes all such tangible personal property used or necessary for the conduct by the Company and its Subsidiaries of its and their business as now conducted. Except as stated in Schedule 4.16, no personal property used by the Company or any Subsidiary of the Company in connection with its business is held under or subject to any lease, security agreement, conditional sales contract or other title retention or security arrangement or is located other than in the possession of the Company or a Subsidiary of the Company.

         4.17 Accounts Receivable. Schedule 4.17 to this Agreement is a complete and accurate schedule of the accounts receivable of the Company and each Subsidiary as of January 31, 2001 as reflected in the balance sheet as of that date included in the financial statements, together with an accurate aging of these accounts. These accounts receivable, and all accounts receivable of the Company and each Subsidiary created after that date, arose from valid sales in the ordinary course of business. These accounts have been collected in full since that date, or are collectible at their full amounts less the reserve for doubtful accounts and trade discounts shown on that balance sheet.

         4.18 Trademarks, Tradenames, etc. Schedule 4.18 to this Agreement is a schedule of all trade names, trademarks, service marks, and copyrights and their registrations, owned by the Company or any Subsidiary or in which it has any rights or licenses, together with a brief description of each. Neither the Company nor any Subsidiary has infringed, and is not now infringing on any trade name, trademark, service mark or copyright belonging to any other person, firm, or corporation. Except as set forth in Schedule 4.18, neither the Company nor any Subsidiary is a party to any license, agreement, or arrangement, whether as licensor, licensee or otherwise, with respect to any trademarks, service marks, trade names or applications for them, or any copyrights. The Company owns, or holds adequate licenses or other rights to use, all trademarks, service marks, trade names and copyrights necessary for the business as now conducted by it or any Subsidiary (including without limitation those listed in Schedule 4.16), and their use in such business does not, and will not, conflict with, infringe on, or otherwise violate any rights of others.

         4.19 Patents, etc. Schedule 4.19 to this Agreement is a complete schedule of all patents, inventions, industrial models, processes, designs and applications for patents owned by the Company or any Subsidiary or in which the Company or any Subsidiary has any rights, licenses, or immunities. The patents and applications for patents listed in Schedule 4.19 are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions falling due within 90 days after the First Closing Date . Except as set forth in
Schedule 4.19, there have not been any interference actions or other judicial, arbitration, or other adversary proceedings concerning the patents or applications for patents listed in Schedule 4.19. Each patent application is awaiting action by its respective patent office except as otherwise indicated in
Schedule 4.19. The manufacture, use, or sale of the inventions, models, designs, and systems covered by the patents and applications for patents listed in
Schedule 4.19 do not violate or infringe on any patent or any proprietary or personal right of any person, firm, or corporation; and neither the Company nor any Subsidiary has infringed, or is now infringing on any patent or other right belonging to any person, firm, or corporation. Except as set forth in Schedule 4.19, neither the Company nor any Subsidiary is a party to any license, agreement, or arrangement, whether as licensee, licensor or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret or formula. The Company and each Subsidiary have the right and authority to use the inventions, trade secrets, processes, models, designs, and formulas listed on Schedule 4.19 and their use in such business does not, and will not, conflict with, infringe on, or violate any patent or other rights of others.

         4.20 Trade Secrets. The Company is the sole owner of each of its trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, except as specifically stated in Schedule 4.20. The Company and each Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets; any of its employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed these secrets, or who have knowledge of or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that these secrets are proprietary to the Company and not to be divulged or misused.

         The trade secrets of the Company have not been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of the Company or any Subsidiary.

         4.21 Use of Name. Neither the Company nor any Subsidiary has granted or will grant to any other person, firm, corporation, entity or business other than a Subsidiary the right to use the words "Financial Intranet" as a trademark, trade name, corporate or firm name.

         4.22 Employment Contracts. Schedule 4.22 to this Agreement is a complete and accurate list of all employment contracts (the "Employment Contracts") and collective bargaining agreements and all pension, bonus, profit-sharing, stock option or other agreements or arrangements providing for employee remuneration or benefits to which the Company or any Subsidiary is bound and that are not publicly available on Edgar; all Employment Contracts and arrangements are in full force and effect and, to the best of their knowledge and belief, except disclosed on Schedule 4.22 comply in all respects with all applicable laws and regulations including the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 401 or other applicable provisions of the Internal Revenue Code, and neither the Company, any Subsidiary nor any other party is in default under them. There have been no claims of defaults and there are no facts or conditions which, if continued or on notice, will result in a default under these contracts or arrangements. There is no pending or, to the best knowledge of the Company, threatened labor dispute, strike or work stoppage affecting the business of the Company or any Subsidiary.

         4.23 Insurance. The Company and each Subsidiary have maintained and now maintain (i) insurance on all assets and business of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (ii) adequate insurance protection against all liabilities, claims and risks. Schedule 4.23 to this Agreement is a complete list accurately describing all insurance policies held by the Company and each Subsidiary concerning its businesses and properties and the lives of Shareholders and any officer or director of the Company or any Subsidiary. All these policies are in the respective principal amounts set forth in Schedule 4.23.

         4.24 Other Agreements. Neither the Company nor any Subsidiary is a party to, nor is the property of any of them bound by, any representative or agency agreement, any requirements agreement, any agreement not entered into in the ordinary course of business, any indenture, mortgage, deed of trust, lease, or any agreement that is unusual in nature, duration, or amount (including, without limitation, any agreement requiring the performance by the Company or a Subsidiary of any obligation for a period of time extending beyond one year from the First Closing Date or calling for consideration of more than $100,000) or any agreement that is in the ordinary course of business, any portion of which is executory on the date hereof, and that calls for an aggregate consideration of more than $100,000, except the agreements listed in Schedule 4.24 or in any other exhibit hereto and copies of which have been furnished or made available to Technest (collectively, "Company Agreements") and except for purchase orders and sales orders entered into in the ordinary course of the business of the Company that are for purchases or sales amounting to $100,000 or less. Each of the Company Agreements is in full force and effect and constitutes a binding obligation of the Company and each of the other parties thereto, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. There is no default or event that with notice or lapse of time, or both, would constitute a default by any party to any of these agreements. Neither the Company nor any Subsidiary has received notice or has reason to believe that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Neither the Company nor any Subsidiary is a party to, and neither the Company, any Subsidiary nor its or their property is bound by, any agreement that is materially adverse to the business, properties or financial condition of the Company or any Subsidiary.

         4.25 Material Interests. No shareholder of the Company owning more than 1% of its outstanding Common Stock, and neither any officer or director or any employee of the Company or any Subsidiary, nor any spouse or child of any of them or any trust or corporation in which any of them has a beneficial interest has any direct or indirect interest in any competitor, supplier or customer of the Company or any Subsidiary or in any person from whom or to whom the Company or any Subsidiary leases any real or personal property, or in any other person with whom the Company or any Subsidiary is doing business.

         4.26 Agreements with Shareholders. There are no material agreements, promissory notes, indentures, mortgages, deeds of trust, leases or other obligations or contracts between the Company and one or more of its shareholders owning 1% or more of its outstanding Common Stock, except the agreements listed in Schedule 4.26 or publicly available on EDGAR or in any other exhibit hereto and copies of which have been furnished to Technest.

         4.27 Banks. Schedule 4.27 is a complete and accurate list of names and addresses of all banks or other financial institutions in which the Company or any Subsidiary has an account, deposit or safe-deposit box, with the names of all persons authorized to draw on these accounts or deposits or to have access to these boxes.

         4.28 Title to Property. The Company and each Subsidiary has good and merchantable title to its respective assets, tangible and intangible, real and personal, subject only to such Encumbrances that are disclosed on the schedules to this Agreement, and the same constitute all the assets and interests in assets that are used or useful in its business.

                                   ARTICLE V.

               Representations and Warranties of the Stockholders

         Each Stockholder severally (and not jointly with Technest or any other Stockholder) represents and warrants to the Company, solely with respect to that Stockholder, that:

         5.1 Owner of the Shares. The Stockholder is the registered holder and the beneficial owner of the Technest Shares set forth opposite the Stockholder's name on Schedule 5.1, all of which the Stockholder is transferring to the Company in the Exchange; in the aggregate, on the First Closing Date, such Technest Shares will constitute all of the issued and outstanding shares of capital stock of Technest. With respect to those shares: (i) the Stockholder is the registered holder and beneficial owner of those shares and no other Person has any legal or beneficial interest therein; (ii) the Stockholder has the legal power to transfer those shares to the Company, and no other Person is required to consent thereto; and (iii) at the Closing, the Stockholder will convey title to those shares to the Company, free and clear of any Encumbrances.

         5.2 Accredited Investor. The Stockholder is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act), and has such knowledge and experience in financial business matters that the Stockholder is capable of evaluating the merits and risks of the Exchange. The Stockholder's residence or, if other than a natural person, its principal office, is located in the jurisdiction indicated in the address of such Stockholder opposite its name on the signature page hereof.

         5.3 Review of SEC Filings. The Stockholder has had the opportunity to review the Company's Reports.

         5.4 Opportunity for Investigation. The Company has given the Stockholder the opportunity to meet with the Company's directors and executive officers for the purpose of asking questions and receiving answers concerning the terms and conditions of the Exchange, and to obtain any additional information that the Company may possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information that the Company has furnished the Stockholder in connection with the Exchange.

         5.5 Restricted Securities. The Stockholder understands and acknowledges that the Exchange Shares being issued to the Stockholder in the Exchange are "restricted securities," (as such terms is defined in Securities and Exchange Commission ("SEC") Rule 144(a)(3)) that the certificate or certificates evidencing those shares will bear a legend, substantially in the form set forth below, indicating that those shares are restricted securities, and that those shares may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

         The legend referred to above will be substantially as follows:

         "These securities have been issued pursuant to an exemption under the Securities Act of 1933 and are restricted securities, and neither such securities nor any interest therein may be offered, sold, pledged, hypothecated, made the subject of a gift or otherwise transferred, for value or otherwise, without the written approval of counsel for the issuer making specific reference to this certificate. The transfer agents of the issuer have been instructed to register transfers of the shares evidenced by this certificate only in accordance with the foregoing instructions."

         5.6 Stockholder's Intent. The Stockholder is acquiring the Exchange Shares being issued to the Stockholder in the Exchange for the Stockholder's own account, for investment purposes, and not with a view towards their distribution.

         5.7 Enforceability. This Agreement is the Stockholder's valid and binding obligation, enforceable against the Stockholder in accordance with it terms.

         5.8 Not an "Interested Stockholder". The Stockholder is not an interested stockholder of the Company, as the term "interested stockholder" is defined in Section 78.423 of the Nevada General Corporation Law.

         5.9 Certificates. The Stockholder has furnished, or prior to the First Closing Date will furnish, the Company with a copy of the front and back of each Certificate representing the Technest Shares owned by the Stockholder.

                                  ARTICLE VI.

                                    Covenants

         6.1      Interim Operations.

                  (a) Each of the Company and Technest covenants and agrees as to itself and its Subsidiaries that, after the Agreement Date and prior to the First Closing Date (except as otherwise expressly contemplated by this Agreement or required by applicable Law):

                           (i)      The business of it and its Subsidiaries
shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates;

                           (ii)     It shall not: (A) amend its certificate of
incorporation or bylaws; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; or (D) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

                           (iii)    Neither it nor any of its Subsidiaries shall
take any action that would prevent the Exchange from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties in this Agreement to become untrue in any material respect;

                           (iv)     Neither it nor any of its ERISA Affiliates
shall: (A) accelerate, amend or change the period of exercisability of or terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under any Compensation and Benefit Plans; (B) amend or otherwise modify any Compensation and Benefit Plans; or (C) increase the salary, wage, bonus or other compensation of any directors, officers or key employees, in the case of (A), (B) and (C), except (x) for grants or awards to directors, officers and employees of it or its Subsidiaries under existing Compensation and Benefit Plans in such amounts and on such terms as are consistent with past practice, (y) in the normal and usual course of its business (which may include normal periodic performance reviews and related compensation and benefit increases and the provision of individual Compensation and Benefit Plans consistent with past practice for promoted or newly hired officers and employees on terms consistent with past practice); provided, that it shall not take such action unless it shall have provided the other party with prior reasonable notice, or (z) for actions necessary to satisfy existing contractual obligations under Compensation and Benefit Plans existing as of the Agreement Date;

                           (v)      Neither it nor any of its Subsidiaries shall
incur, repay or retire prior to maturity or refinance any indebtedness for borrowed money or guarantee any such indebtedness or issue, sell, repurchase or redeem prior to maturity any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

                           (vi)     Neither it nor any of its Subsidiaries shall
make any capital expenditures;

                           (vii)    Neither it nor any of its Subsidiaries shall
issue, deliver, sell, pledge or encumber shares of any class of its capital stock or any securities convertible or exchangeable into, or any rights, warrants or options to acquire, any such shares except (i) Company Shares or Technest Shares issued pursuant to options and other awards outstanding on the Agreement Date under the Company Stock Plans or the Technest Stock Plans, awards of options and other awards granted hereafter under the Company Stock Plans or the Technest Stock Plans in accordance with this Agreement and Company Shares or Technest Shares issuable pursuant to such awards, and (ii) bona fide sales by the Company of its common stock pursuant to existing commitments, in an amount, in the aggregate, not to exceed 10,000,000 shares (determined prior to the reverse split of the Company Shares contemplated by this Agreement);

                           (viii)   Neither it nor any of its Subsidiaries shall
authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any Exchange, consolidation or business combination (other than the Exchange), or any purchase, sale, lease, license or other acquisition or disposition of any business or of a material amount of assets or securities except for transactions entered into in the normal and usual course of its business;

                           (ix)     Neither the Company nor Technest shall make
any material change in its accounting policies or procedures, other than any such change that is required by GAAP;

                           (x)      Neither the Company nor Technest shall
release, assign, settle or compromise any material claims or litigation or make any material tax election or settle or compromise any material federal, state, local or foreign tax liability; and

                           (xi)     Neither it nor any of its Subsidiaries shall
authorize or enter into any agreement to do any of the foregoing.

                  (b) Company and Technest agree that any written approval obtained under this Section 6.1 must be signed by the Chief Executive Officer or Chief Financial Officer of the respective party.

         6.2      Acquisition Proposals.

                  (a) The Company agrees that neither it nor any of its Subsidiaries, nor any of the officers and directors of it or its Subsidiaries, shall, and that it shall direct and use its best efforts to cause it and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (the Company, its Subsidiaries and their officers, directors, employees, agents and representatives being the "Company Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the consolidated assets (including without limitation stock of Subsidiaries) of it or any of its Subsidiaries (any such proposal or offer being referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause Company Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to or in contemplation of an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either the Company or its Board of Directors from: (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) engaging in any discussions or negotiations with or providing any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person; or (C) recommending such an unsolicited bona fide written Acquisition Proposal to the shareholders of the Company if and only to the extent that, with respect to the actions referred to in clauses (A) or (B): (i) the Board of Directors of the Company concludes in good faith (after consultation with its outside legal counsel and its financial advisor) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal"), (ii) the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary for the Board of Directors to comply with its fiduciary duty to the Company's shareholders under applicable law and (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors of the Company shall receive from such Person an executed confidentiality agreement on terms reasonably satisfactory to Technest; provided, that such confidentiality agreement shall contain terms that allow the Company to comply with its obligations under this Section 6.2.

                  (b) The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform each Company Representative of the obligations undertaken in Section 6.2(a). The Company agrees that it will notify Technest immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any Company Representative indicating, in connection with such notice, the name of such Person making such inquiry, proposal, offer or request and the substance of any such inquiries, proposals or offers. The Company thereafter shall keep Technest informed, on a current basis, of the status and terms of any such inquiries, proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

         6.3      Post-Closing Matters.

                  (a) The parties shall cooperate in preparing and/or causing to be prepared the information and financial statements required by Form 8-K. As soon as practicable after the First Closing Date, but in no event later than forty-five (45) days after the First Closing Date, Technest shall deliver its audited financial statements as of and for the year ended December 31, 2000, and such audit shall have been conducted by such accounting firm mutually acceptable to the parties. Upon such delivery, Technest shall be deemed to have remade the representations and warranties contained in Section 3.5, except that references therein to the Technest Financial Statements shall be deemed to include such audited financial statements.

                  (b) As soon as practicable after the First Closing Date, the Company shall promptly prepare and file with the SEC (i) all SEC filings necessary to publicly disclose the Exchange and (ii) an election under the Investment Company Act of 1940 to be a "business development company," as such term is defined in the Investment Company Act of 1940.

         6.4      Access; Consultation.

                  (a) Upon reasonable notice, and except as may be prohibited by applicable Law, Technest and Company each shall (and the Company shall cause its Subsidiaries to) afford to the other and the employees, agents and representatives (including any investment banker, attorney or accountant retained by either party) of either party, as the case may be, reasonable access, during normal business hours throughout the period prior to the Second Closing Date, to its properties, books, Contracts and records and, during such period, each shall (and the Company shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty made by Technest, the Company or the Stockholders under this Agreement, and provided, further, that the foregoing shall not require Technest or the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of Technest or the Company, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if Technest or the Company, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 6.4 shall be directed to an executive officer of Technest or the Company, as the case may be, or such Person as may be designated by any such executive officer, as the case may be.

                  (b) Subject to applicable Laws relating to the exchange of information, from the Agreement Date to the First Closing Date, the Company and Technest agree to consult with each other on a regular basis on a schedule to be agreed with regard to their respective operations.

                  (c) Upon reasonable notice, and except as may be prohibited by applicable law, Technest will use reasonable efforts to cause its Significant Investees to provide the Company with such non-confidential information regarding their respective businesses, operations and future prospects, as may be reasonably necessary for the Company to evaluate the risks and merits of the Exchange.

         6.5      Other Actions; Notification.

                  (a) The Company and Technest shall cooperate with each other and use (and shall cause their respective Subsidiaries to use, and Technest shall use reasonable efforts to cause its Significant Investees to use,) their respective reasonable best efforts (i) to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and the applicable Laws to consummate and make effective the Exchange and the other transactions contemplated by this Agreement as soon as practicable, including (A) obtaining opinions of their respective accountants and attorneys referred to in ARTICLE VII below, if any,
(B) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents, and
(C) instituting court actions or other proceedings necessary to obtain the approvals required to consummate the Exchange or the other transactions contemplated by this Agreement or defending or otherwise opposing all court actions or other proceedings instituted by a Governmental Entity or other Person for purposes of preventing the consummation of the Exchange and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Exchange or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.4(b) shall require either party to agree to any divestitures or hold separate or similar arrangements in order to obtain approval of the transactions contemplated by this Agreement if such divestitures or arrangements would reasonably be expected to have a Material Adverse Effect on the Company or Technest, or a Material Adverse Effect on the expected benefits of the Exchange to the Company or Technest. Subject to applicable laws relating to the exchange of information, the Company and Technest shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company or Technest, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Exchange and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Technest shall act reasonably and as promptly as practicable.

                  (b) The Company and Technest each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, Significant Investees, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any Registration Statement or filing with the SEC made by the Company in connection with the Exchange and the transactions contemplated by this Agreement.

                  (c) The Company and Technest each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notice or other communications received by the Company or Technest, as the case may be, or any of its Subsidiaries or Significant Investees, from any third party and/or any Governmental Entity with respect to the Exchange and the other transactions contemplated by this Agreement. Each of the Company and Technest shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it or of any failure of any conditions to the other party's obligations to effect the Exchange set forth in
ARTICLE VII.

         6.6 Publicity. The initial press release with respect to the Exchange shall be a joint, mutually agreed press release. Thereafter, Technest and the Company shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Exchange and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any securities exchange.

         6.7      Benefits.

                  (a)      Stock Options.

                           (i)      At the First Closing Date, each outstanding
option or warrant to purchase Technest Shares (a "Technest Option"), whether vested or unvested, shall be converted to an option or warrant (a "Substitute Option") to acquire, on the same terms and conditions as were applicable under such Technest Option, the same number of Company Shares as the holder of such Technest Option would have been entitled to receive pursuant to the Exchange had such holder exercised such Technest Option in full immediately prior to the First Closing Date (rounded down to the nearest whole number), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the Technest Shares otherwise purchasable pursuant to such Technest Option divided by (z) the number of full Technest Shares deemed purchasable pursuant to such Technest Option in accordance with the foregoing.

                           (ii)     As promptly as practicable after the First
Closing Date, Technest shall deliver to the participants in Technest Stock Plans appropriate notices setting forth such participants' rights pursuant to the Substitute Options.

                  (b) Benefit Obligations. Subject to Section 6.7(a)(i), the Company shall honor, pursuant to their terms, all employee benefit obligations existing at the First Closing Date to current and former employees under Technest Compensation and Benefit Plans.

         6.8 Expenses. Whether or not the Exchange is consummated, all costs and expenses incurred in connection with this Agreement and the Exchange and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

         6.9 Indemnification of Officers and Directors. The Company agrees that all rights to indemnification existing in favor of any of the present or former officers or directors of Technest (the "Managers") as provided in Technest's Certificate of Incorporation or Bylaws as in effect as of the Agreement Date, and in any agreement between Technest and any Manager with respect to matters occurring prior to the First Closing Date, shall survive the Exchange and all obligations arising therefrom shall be assumed by the Company on behalf of Technest. The Company further covenants not to amend or repeal any provisions of the Certificate of Incorporation or Bylaws of Technest in any manner which would adversely affect the indemnification or exculpatory provisions contained therein. The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

         6.10 Post-Exchange Indemnification. If the Company or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in Section 6.9.

         6.11 Conversion of Technest Preferred Shares. Prior to the First Closing Date, each Stockholder who is the holder of Technest Preferred Shares shall convert those shares to Technest Shares.

         6.12 Reverse Split; Increase of Authorized Shares. The Company shall take the following actions with respect to the items listed below and approved by the Company's Board of Directors prior to the date of this
Agreement: (i) prior to the First Closing, the Company shall implement the 1-for-35 reverse split of its authorized and issued and outstanding shares of Common Stock in accordance with the provisions of Nevada General Corporation Law
Section 78.207, and (ii) after the First Closing, but prior to the Second Closing Date, the Company shall cause to be submitted to its stockholders for approval an amendment to the Company's Restated Articles of Incorporation increasing the number of authorized shares so as to permit issuance of the Subsequent Exchange Shares.

         6.13 Delivery of Exhibits and Schedules. The Company and Technest acknowledge that the Exhibits and Schedules contemplated under this Agreement have not been completed, reviewed or agreed upon by any party as of the execution date of this Agreement. The Company and Technest shall prepare and, at least five business days prior to the First Closing Date, deliver to the other such party's respective Schedules, and Technest will request its counsel to prepare and deliver to the Company drafts of the Exhibits.

                                  ARTICLE VII.

                                   Conditions

         7.1 Conditions to Each Party's Obligation to Effect the Exchange. The respective obligation of each party to effect the Exchange is subject to the satisfaction or waiver, if applicable, at or prior to the First Closing Date, of each of the following conditions:

                  (a) Exhibits and Schedules. The Exhibits and Schedules shall have been delivered and accepted by the Company and Technest (such acceptance to be in each party's sole and absolute discretion) in accordance with Section 6.13;

                  (b) Each of the Company and Technest shall have completed its respective continuing business, legal and accounting due diligence review, shall be satisfied with the results of such review in its sole and absolute discretion, and shall have notified the other that it has completed such review;

                  (c) Stockholder Approval. This Agreement shall have been duly adopted by holders of all of the Technest Shares, and, if applicable, Technest Preferred Shares, under applicable Law;

                  (d) Laws and Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Exchange or the other transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order;

                  (e) Blue Sky Approvals. The Company shall have received all state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated by this Agreement;

                  (f) Tax-Free Reorganization. The Exchange shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code; and

         7.2 Condition to Obligations of Company. The obligations of the Company to effect the Exchange are also subject to the satisfaction or waiver by the Company at or prior to the First Closing Date of the following conditions:

                  (a) Representations and Warranties of Technest. The representations and warranties of Technest set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct and
(ii) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on Technest and would not reasonably be expected to have a material adverse effect on the expected benefits of the Exchange to the Company), in the case of each of
(i) and (ii), as of the Agreement Date and (except to the extent such representations and warranties speak as of an earlier date) as of the First Closing Date as though made on and as of the First Closing Date;

                  (b) Performance of Obligations of Technest. Technest shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the First Closing Date;

                  (c) Officer's Certificate. Technest shall have delivered to the Company a certificate signed on behalf of Technest by an executive officer of Technest certifying to the matters set forth in (a) and (b) above;

                  (d) Representations and Warranties of Stockholders. The representations and warranties of the Stockholders set forth in this Agreement
(i) to the extent qualified by Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on Technest and would not reasonably be expected to have a material adverse effect on the expected benefits of the Exchange to the Company), in the case of each of (i) and (ii), as of the Agreement Date and (except to the extent such representations and warranties speak as of an earlier date) as of the First Closing Date as though made on and as of the First Closing Date;

                  (e) Stockholder's Certificate. Each Stockholder shall have delivered to the Company a certificate signed by such Stockholder certifying to the matters set forth in (d) above;

                  (f) Consents Under Agreements. Technest shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Technest is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Technest or a material adverse effect on the expected benefits of the Exchange to Company;

                  (g) Conversion of all Outstanding Securities. All of the Technest Preferred Shares shall have been converted to Technest Shares, and there shall not be any securities outstanding that are convertible into either Technest Shares or Technest Preferred Shares; and

                  (h) Performance of Obligations of Stockholders. The Stockholders shall have performed, in all material respects, their respective obligations under this Agreement; and

                  (i) Legal Opinion. The Company shall have received the opinion of legal counsel to Technest and the Stockholders, reasonably satisfactory to the Company, as to such matters relating to Technest, the Stockholders and the transactions contemplated by this Agreement as the Company shall reasonably request.

         7.3 Conditions to Obligation of Technest. The obligation of Technest to effect the Exchange is also subject to the satisfaction or waiver by Technest at or prior to the First Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct, and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on Company), in the case of each of (i) and (ii), as of the Agreement Date and (except to the extent such representations and warranties speak as of an earlier date) as of the First Closing Date as though made on and as of the First Closing Date;

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the First Closing Date;

                  (c) Officer's Certificate. The Company shall have delivered to Technest a certificate signed on behalf of the Company by an executive officer of the Company certifying to the matters set forth in (a) and
(b) above;

                  (d) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which the Company is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or a material adverse effect on the expected benefits of the Exchange to Technest;

                  (e) Performance of Obligations of Stockholders. The Stockholders shall have performed, in all material respects, their respective obligations under this Agreement; and

                  (f) Technest and the Stockholders shall have received the opinion of the Company's legal counsel, reasonably satisfactory to Technest and the Stockholders, as to such matters relating to the Company and the transactions contemplated by this Agreement as Technest and the Stockholders shall reasonably request.

         7.4 Conditions to the Obligations of the Stockholders. The obligation of the Stockholders to effect the Exchange is also subject to the satisfaction or waiver by the Stockholders at or prior to the First Closing Date of the following conditions:

                  (a) Conditions to Obligations of Technest. The Conditions set forth in Section 7.3 of this Agreement.

                  (b) Company Pledge. The Company shall have executed and delivered the Company Pledge and Security Agreement (defined in Section 9.3) to the Stockholders.

                  (c) Technest Pledge. Technest shall have executed and delivered the Technest Pledge and Security Agreement (defined in Section 9.3) to the Stockholders.

                                  ARTICLE VIII.

                                   Termination

         8.1 Termination by Mutual Consent. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the First Closing Date, whether before or after the approval by the Stockholders referred to in Section 7.1(a), by mutual written consent of Technest and the Company, through action of their respective Boards of Directors.

         8.2 Termination by Either Company or Technest. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the First Closing Date by action of the Board of Directors of either Company or Technest if (i) the Exchange shall not have been consummated by April 1, 2001 (the "Termination Date"), (ii) the adoption of this Agreement by the Stockholders required by Section 7.1(a) shall not have occurred at a meeting duly convened therefore or at any adjournment or postponement thereof, or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Exchange shall become final and non-appealable (whether before or after the adoption or approval by the Stockholders); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have approximately contributed to the failure of the Exchange to be consummated.

         8.3 Termination by the Company. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the First Closing Date, whether before or after the adoption of this Agreement by the Stockholders referred to in Section 7.1(a), by action of the Board of Directors of the
Company:

                  (a) If (i) the Company shall not have breached any of the terms of this Agreement in a manner resulting in failure of a condition set forth in Section 7.1 or 7.3, (ii) the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that, in order for the Board of Directors to comply with its fiduciary duty to its stockholders under applicable Law, the Company must accept a Superior Proposal unless Technest matches that Superior Proposal, (iii) the Board of Directors of the Company approves entering into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Technest in writing that the Company wishes to enter into such agreement, (iv) Technest does not make, within ten (10) business days after receipt of the Company's written notification of its desire to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and (v) the Company enters into a binding written agreement for a Superior Proposal at the same time that it terminates this Agreement. The Company agrees to notify Technest promptly if its desire to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

                  (b) At any time prior to the First Closing, upon the determination by the Company (acting in its sole and absolute discretion) that the conditions set forth in Section 7.1(a) or (b) shall not have been satisfied; or

                  (c) If there has been a material breach by Technest or any Stockholder of any representation, warranty, covenant or agreement contained in this Agreement which (x) would result in a failure of a condition set forth in Section 7.1 or 7.2 and (y) cannot be or is not cured prior to the Termination Date.

         8.4 Termination by Technest. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the First Closing Date, before or after the approval by the Stockholders referred to in Section 7.1(a), by action of the Board of Directors of Technest if:

                  (a) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement, or failed to reconfirm its recommendation of this Agreement to the Company's stockholders within 15 business days after a written request by Technest to do so; or

                  (b) At any time prior to the First Closing, upon the determination by Technest (acting in its sole and absolute discretion) that the conditions set forth in Section 7.1(a) or (b) shall not have been satisfied; or

                  (c) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 7.1 or
7.3 and (ii) cannot be or is not cured prior to the Termination Date.

         8.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Exchange in accordance with the provisions of this ARTICLE VIII, this Agreement shall become void and of no effect with no liability on the part of any party to this Agreement or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives; provided, however, no such termination shall relieve any party to this Agreement from any liability for damages resulting from any breach of this Agreement.

                                  ARTICLE IX.

                          Indemnification and Survival

         9.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants and obligations in this Agreement, and any certificate or document delivered pursuant to this Agreement, shall survive the closing until the third anniversary of the First Closing Date. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the First Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants and obligations.

         9.2 Indemnification and Payment of Damages by the Company. The Company hereby indemnifies each of the Stockholders and their respective representatives, stockholders, members, partners, controlling persons and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any losses, liabilities, claims, damages (including incidental and consequential damages), expenses (including costs of investigation and defense and reasonable attorneys' fees) or diminutions of value which, in the aggregate, add up to an amount in excess of $25,000, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with any of the following matters, provided the Company receives written notice of the same on or before the third anniversary of the First Closing Date:

                  (a) any breach of any representation or warranty made by the Company in this Agreement or any other certificate or document delivered by the Company pursuant to this Agreement;

                  (b) any breach of any representation or warranty made by the Company in this Agreement as if such representation or warranty were made on and as of the Second Closing Date;

                  (c) any breach by the Company of any covenant or obligation of the Company in this Agreement; or

                  (d) any claim by any Person who was, is or becomes (i) a stockholder of the Company or (ii) the holder of any right, option or warrant to acquire any Company Shares or other securities issued or to be issued by the Company, that the Exchange was not fair to the stockholders of the Company or any class thereof; or

                  (e) any litigation or other proceeding to which the Company or any Subsidiary is a party, whether or not disclosed, and any other liability of the Company or any Subsidiary, whether known or unknown, or whether fixed or contingent, except in any such case to the extent, if any, that a reserve for such litigation, proceeding or liability is disclosed in the Company's financial statements and the amount of such reserve is listed on
Schedule 9.2(e) to this Agreement.

The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to the Stockholders or the other Indemnified Persons. Damages shall be reduced by the amount of insurance proceeds payable with respect to the underlying claim.

         9.3 Pledge of Collateral for Indemnity. On the First Closing Date, the Company shall pledge and deliver to the Stockholders, and shall grant the Stockholders a security interest in each and all of the Technest Shares as collateral to secure the performance of the Company's obligations under Section 9.2 and shall execute and deliver a Pledge and Security Agreement (the "Company Pledge and Security Agreement") in a form mutually agreeable to each of the parties thereto to evidence the pledge set forth in this Section 9.3. This Company Pledge and Security Agreement (but not the Company's indemnity obligations under Section 9.2) shall terminate on the third anniversary of the First Closing Date. To further secure the Company's obligations under Section 9.2, Technest shall also execute and deliver, on the First Closing Date, a Pledge and Security Agreement (the "Technest Pledge and Security Agreement") in favor of the Stockholders in a form mutually agreeable to each of the parties thereto.

         9.4 Indemnification and Payment of Damages by Technest. Technest will indemnify and hold harmless the Company, and will pay to the Company the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Technest in this Agreement or in any certificate delivered by Technest pursuant to this Agreement or (b) any breach by Technest of any covenant or obligation of Technest in this Agreement.

         9.5      Procedure for Indemnification - Third Party Claims.

                  (a)      Promptly after receipt by an indemnified party under
Section 9.2 or 9.4 of notice of the commencement of any proceeding against it (a "Proceeding"), such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 9.5(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this ARTICLE IX for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of a Law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) The Company hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on the Company with respect to such a claim anywhere in the world.

         9.6 Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                   ARTICLE X.

                            Miscellaneous and General

         10.1 Modification or Amendment. Subject to the provisions of the applicable law, the parties to this Agreement may modify or amend this Agreement by written agreement executed and delivered by a duly authorized officer of the respective parties.

         10.2     Waiver.

                  (a) Any provision of this Agreement may be waived prior to the Second Closing Date if, and only if, such waiver is in writing and executed and delivered by a duly authorized officer of the respective parties.

                  (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

         10.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         10.4     Governing Law and Venue; Waiver of Jury Trial.

                  (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with New York law without regard to the conflict of law principles thereof, except that matters relating to the corporate governance of the Company shall be governed by Nevada law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the Borough Manhattan (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such New York Courts), waive any objection to the laying of venue of any such litigation in the New York Courts and agree not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

                  (b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.4.

         10.5 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that receipt of the fax is promptly confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                  If to the Company:

         Financial Intranet, Inc.
         116 Radio Circle

         Mt. Kisco, New York 10549
         Attention:  Mr. Michael Sheppard, President
         Fax:  (914) 277-3338

                  with a copy (which shall not constitute notice) to:

         Chamberlain, Hrdlicka, White, Williams & Martin
         1200 Smith Street, Suite 1400
         Houston, Texas  77002
         Attention:  Mr. Ralph K. Miller, Jr.
         Fax:  (713) 658-2553

                  If to Technest:

         Technest.com, Inc.
         One Capital City Plaza
         3350 Peachtree Road, Suite 1050
         Atlanta, Georgia  30326
         Attention:  Chief Operating Officer
         Fax:  (404) 995-9997

                  with a copy (which shall not constitute notice) to:

         Mayer, Brown & Platt
         700 Louisiana, Suite 3600
         Houston, Texas 77002-2730
         Attention:  Mr. John M. Mann
         Fax:  (713) 224-6410

         If to a Stockholder, to the address set forth on the signature page hereto, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         10.6 Entire Agreement. This Agreement (including any schedules or exhibits to this Agreement) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter of this Agreement. Each party to this Agreement agrees that, except for the representations and warranties contained in this Agreement, neither company nor Technest makes any other representations or warranties, and each hereby disclaims any other representations or warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

         10.7     No Third Party Beneficiaries. Except as provided in Section
6.7 (Benefits), Section 6.9 (Indemnification of Officers and Directors) and
Section 6.10 (Post-Exchange

Indemnification), this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

         10.8 Obligations of the Company. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action.

         10.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         10.10 Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a schedule, such reference shall be to a schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         10.11 Assignment. This Agreement shall not be assignable by operation of law or otherwise. Any assignment in contravention of the preceding sentence shall be null and void.

                                    * * * * *

         IN WITNESS WHEREOF, this Agreement and Plan of Reorganization has been duly executed and delivered by the duly authorized officers of the parties to this Agreement and Plan of Reorganization as of the date first written above.




                                    TECHNEST.COM, INC.


                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------



                                    FINANCIAL INTRANET, INC.


                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

         IN WITNESS WHEREOF, this Agreement and Plan of Reorganization has been duly executed and delivered by the Stockholder set forth below as of the date first written above.




                                    Name of Entity (if applicable):

                                    --------------------------------------------

                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------



                                    Number of shares of Technest owned
                                    by the Stockholder executing this
                                    page:
                                         ---------------------------------------

                                    Address of the Stockholder executing this page:

                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    Fax:
                                          --------------------------------------
                                    Phone:
                                          --------------------------------------

                                       2